EXHIBIT 8.1

February 4, 2005

Massachusetts RRB Special Purpose Trust 2005-1

c/o The Bank of New York (Delaware), as Delaware Trustee

c/o The Bank of New York

101 Barclay Street

Floor 8 West

New York, NY 10286

Attention:	Asset Backed Finance Unit

Re:	Massachusetts RRB Special Purpose Trust 2005-1

Registration Statement on Form S-3 (File No. 333-120164)

Ladies and Gentlemen:

We have acted as your special counsel in connection with the preparation of the Registration Statement on Form S-3 (File No. 333-120164) (the “Registration Statement”) relating to your issuance of up to $674,500,000 principal amount of Rate Reduction Certificates (the “Certificates”). The Registration Statement has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). As set forth in the Registration Statement, the Certificates will be issued pursuant to a Certificate Indenture (the “Certificate Indenture”) to be executed hereafter by and between you and The Bank of New York, as Certificate Trustee (the “Certificate Trustee”).

We have examined the prospectus and the form of prospectus supplement contained in the Registration Statement (collectively, the “Prospectus”) and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

In arriving at the opinion expressed below, we have assumed that the Certificate Indenture will be duly authorized by all necessary corporate action on your part and on the part of each other party thereto and will be duly executed and delivered by you and each other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that the Certificates will be duly executed and delivered in substantially the forms set forth in the Certificate Indenture filed or incorporated by reference as an exhibit to the Registration Statement, and that the Certificates will be sold as described in the Registration Statement.

As your counsel, we are providing this opinion to advise you with respect to certain federal income tax and Massachusetts state tax aspects of the proposed issuance of the Certificates pursuant to the Certificate Indenture that are described in the discussions of selected federal income tax and Massachusetts state tax consequences for holders of the Certificates that appear under the headings “Federal Income Tax Consequences” and “Massachusetts State

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Massachusetts RRB Special Purpose Trust BEC II/CEC

      c/o The Bank of New York (Delaware), as Delaware Trustee

February 4, 2005

Taxation” in the Prospectus forming a part of the Registration Statement. Such discussions do not purport to address all possible federal income tax or Massachusetts state tax ramifications of the proposed issuance of the Certificates.

Based upon and subject to the foregoing, the discussion contained in the Prospectus forming part of the Registration Statement under the headings “Federal Income Tax Consequences” and “State Taxation” expresses our opinion as to the material federal income tax and Massachusetts state tax consequences to holders of the Certificates but excluding the first sentence of the subsection titled “Treatment of the Certificates” describing an opinion which we understand Ropes & Gray will deliver.

This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters set forth herein relates only to the Certificates as of the date hereof. This opinion does not address any issue of rate reduction bonds or certificates or other securities, other than the Certificates, whether issued by you or any other entity and whether or not issued for the benefit of Boston Edison Company, Commonwealth Electric Company or any other utility or other entity.

We consent to the filing of this opinion as an exhibit to the SPEs’ Registration Statement on Form S-3 (Registration No. 333-120164), to the use of our name wherever appearing in such Registration Statement and any amendment thereto with respect to such opinion and to the disclosure regarding this opinion in the related prospectus and any related prospectus supplement. In giving the foregoing consent, however, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We disclaim any obligation to update this opinion letter for events occurring or coming to our attention after the date hereof.

Very truly yours,

/s/ Palmer & Dodge LLP